                                   EXHIBIT 4.8

                        MODIFICATION TO CREDIT AGREEMENT

         This Modification to Credit Agreement (this "Modification") dated the 5th day of January, 2001 (this "Modification"), is made by and between WALL STREET DELI, INC., a Delaware corporation ("Borrower") and AMSOUTH BANK, an Alabama banking corporation ("Lender").

                                    RECITALS

         A. Borrower and Lender have heretofore entered into that certain Credit Agreement dated as of June 19, 1996, as amended by that certain Amended and Restated Credit Agreement dated February 2, 1999, that certain Modification to Credit Agreement dated October 25, 1999, that certain Modification to Credit Agreement dated October 29, 1999, that certain Modification to Credit Agreement dated November 30, 1999, that certain Modification to Credit Agreement dated January 27, 2000, that certain Modification to Credit Agreement dated March 3, 2000, and that certain Modification to Credit Agreement dated November 10, 2000 (the "Credit Agreement") pursuant to which the Lender agreed to make available to the Borrower a credit facility in the original maximum principal amount of $4,000,000 as evidenced by that certain Master Note from Borrower to Lender dated December 26, 1996, as amended by that certain Amended and Restated Master Note dated February 1, 1999, that certain Note Modification Agreement dated October 25, 1999, and that certain Note Modification Agreement dated of even date herewith (the "Note"). The Credit Agreement and Note shall hereinafter collectively be referred to as the "Credit Documents"). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Documents.

         B. Borrower has requested certain amendments to the Credit Documents. Lender has agreed to such amendments to the Credit Documents as more particularly set forth herein and requires this Modification as evidence thereof.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the Borrower and Lender agree as follows:

         1. The Recitals herein are true and correct.

         2. The Credit Agreement is hereby amended by deleting 2.3 (a) in its entirety and inserting in lieu thereof the following:

                  (a) From January 1, 2001 and thereafter, the Note shall bear interest on the unpaid principal balance thereunder at the rate of two and one-half percentage points (250 basis points) in excess of the Prime Rate per annum. Interest will be computed on an Annual/360 Day Basis. Any change in the interest rate on the Note because of a change in the Prime Rate shall take effect on the effective date of such change in the Prime Rate as announced to the Lender without notice to the Borrower and without any further action by the Lender.

         3. The Credit Agreement is hereby amended by deleting Section 1.2 (aj) in its entirety and inserting in lieu thereof the following:

                  (aj) TERMINATION DATE means January 31, 2001, the maturity date of the Obligations, as such date may be extended from time to time pursuant to Section 2.5 or accelerated pursuant to Section 6.2.

         4. As a condition to this Modification, Lender requires Borrower to assign to Lender all of Borrower's interests, as tenant, under all Borrower's leases except those listed in Exhibit A hereto. In connection therewith, Borrower hereby agrees to provide such assignments to Lender in a form acceptable to Lender and agrees to use its best efforts and work diligently as necessary to accomplish such an assignment of all leases, including, but not limited to, executing such assignments, executing leasehold mortgages and/or deeds of trust, providing copies of leases to Lender, providing a list of leases and locations to Lender, and obtaining any necessary landlord consents to such assignments and agreements with respect to such assignments as Lender shall require in its sole discretion.

         5. Except at such times as the outstanding principal balance under the Note equals $1,750,000 or less, Borrower agrees that any net proceeds from the sale of any of its assets shall be promptly delivered to Lender to be used, as necessary, to reduce the outstanding principal balance of the Note to $1,750,000.

         6. Borrower agrees to directly pay and reimburse the Lender for all expenses, including the reasonable fees and expenses of legal counsel, incurred by the Lender in connection with the preparation of the documentation to evidence this Modification.

         7. Borrower represents and warrants to the Lender that all representations and warranties given by the Borrower to the Lender in Article III of the Credit Agreement are true and correct as of the date hereof, except to the extent affected by this Modification.

         8. Except as herein modified, the Credit Agreement shall remain in full force and effect, and the Credit Agreement as so modified, is hereby ratified and affirmed in all respects. The Borrower confirms that it has no offsets or defenses with respect to its obligations pursuant to the Credit Agreement, as herein modified, and represents that this Modification has been duly authorized, executed and delivered pursuant to all necessary action of the Borrower. Furthermore, Borrower hereby releases, satisfies, conceals, waives, acquits, and forever discharges the Lender, its directors, officers, employees, agents, attorneys, successors and assigns, of and from any and all claims, demands, actions, or causes of action of any kind or character, arising at any time in the past, up to and including the date of this Modification, which relate or pertain in any way to the Credit Documents or the indebtedness evidenced thereby and/or the collection of such indebtedness.

         9. This Modification shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assignors.

         10. This Modification may be executed in counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same instrument.

         11. The Borrower irrevocably (a) acknowledges that this Modification will be accepted by the Lender and performed by the Borrower in the State of Alabama; (b) submits to the jurisdiction of each state or federal court sitting in Jefferson County, Alabama (collectively, the "Courts") over any suit, action or proceeding arising out of or relating to this Modification or any of the other Credit Documents (an "Action"); (c) waives, to the fullest extent permitted by law, any objection or defense that the Borrower may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Action brought in any of the Courts; (d) agrees that final judgment in any Action brought in any of the Courts shall be conclusive and binding upon the Borrower and may be enforced in any other court to the jurisdiction of which the Borrower is subject, by a suit upon such judgment; (e) consents to the service of process on the Borrower in any Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the Borrower at the Borrower's address designated in or pursuant to Section 7.1; (f) agrees that service in accordance with Section 7.14(e) of the Credit Amendment shall in every respect be effective and binding on the Borrower to the same extent as though served on the Borrower in person by a person duly authorized to serve such process; and (g) AGREES THAT THE PROVISIONS OF THIS PARAGRAPH, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE "FAIR WARNING" TO THE BORROWER THAT THE EXECUTION OF THIS MODIFICATION MAY

SUBJECT THE BORROWER TO THE JURISDICTION OF EACH STATE OR FEDERAL COURT SITTING IN JEFFERSON COUNTY, ALABAMA WITH RESPECT TO ANY ACTIONS, AND THAT IT IS FORESEEABLE BY THE BORROWER THAT THE BORROWER MAY BE SUBJECTED TO THE JURISDICTION OF SUCH COURTS AND MAY BE SUED IN THE STATE OF ALABAMA IN ANY ACTIONS. Nothing in this Paragraph shall limit or restrict the Lender's right to serve process or bring Actions in courts otherwise than as herein provided.

         12. The exercise by the Lender of any option given to it under the Credit Agreement shall not constitute a waiver of the right to exercise any other option. No failure or delay on the part of the Lender in exercising any right, power or remedy under the Credit Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy.

         13. This Modification shall inure to the benefit of and be binding upon the parties hereto and their respective successor and assigns.

         14. Inapplicability or unenforceability of any provisions of this Modification shall not limit or impair the operation or the validity of any other provision of this Modification.

         IN WITNESS WHEREOF, the parties have caused this Modification to be duly executed under seal as of the day and year first above written.

                           BORROWER:
                           WALL STREET DELI, INC.,
                           a Delaware corporation

                           By:     /s/      Jeffrey V. Kaufman
                               --------------------------------------
                           Printed Name:  Jeffrey V. Kaufman
                                        -----------------------------
                           Its:          CEO
                                -------------------------------------

                                                          [Affix corporate seal]
                           Attest:    /s/     W. King
                                  -----------------------------------
                           Printed Name:         W. King
                                        -----------------------------
                           Title:          Controller
                                 ------------------------------------

                                                          [Affix corporate seal]


STATE OF ALABAMA                    )
COUNTY OF JEFFERSON                 )

         I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that Jeffrey V. Kaufman whose name as CEO of Wall Street Deli, Inc., a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, s/he, as such officer and with full authority, executed the same voluntarily on the day the same bears date.

         Given under my hand and official seal, this 5th day of January, 2001.

                                               /s/ Denise Mitchell
                                          --------------------------------
                                          Notary Public
                                          My commission expires:
[SEAL]

                            LENDER:

                            AMSOUTH BANK,
                            an Alabama banking corporation


                            By:        /s/     Darlene E. Chandler
                               ------------------------------------------
                            Printed Name:       Darlene E. Chandler
                                         --------------------------------
                            Title:   Vice President
                                   --------------------------------------

STATE OF ALABAMA                    )
COUNTY OF JEFFERSON                 )

         I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that Darlene E. Chandler whose name as Vice President of AmSouth Bank, an Alabama banking corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, s/he, as such officer and with full authority, executed the same voluntarily on the day the same bears date.

         Given under my hand and official seal, this 5th day of January, 2001.


                                                 /s/   Joel A. Price, Jr.
                                            ---------------------------------
                                            Notary Public
                                            My commission expires:
[SEAL]

                                    EXHIBIT A

                                 Excluded Leases

         STORE #        MARKET                     DESCRIPTION
         -------        ------                     -----------
         702            Chicago, IL                300 S. Wacker
         703            Chicago, IL                Morton International
         709            Chicago, IL                Three First National
         712            Chicago, IL                Riverway
         715            Chicago, IL                Mercantile
         723            Chicago, IL                O'Hare Plaza
         725            Chicago, IL                Music Mart
         728            Chicago, IL                Carson, Pirie, Scott Building
         408            Dallas, TX                 Plaza of the Americas
         619            Washington, DC             Franklin Court
         1402           Philadelphia, PA           Stock Exchange
         1403           Philadelphia, PA           Bell Atlantic